PERMA-FIX ENVIRONMENTAL SERVICES, INC.

December 19, 2000

Mr. Herbert Strauss

RBB Bank Aktiengesellschaft

Burgring 16

8010 Graz, Austria

Dear Mr. Strauss:

In connection with the refinancing by Perma-Fix Environmental Services, Inc. ("PESI") of its term and revolving working capital loan arrangements, PNC Bank, National Association ("PNC"), is to provide PESI and its subsidiaries with a new term loan and a new revolving working capital line of credit. In order to finalize this refinancing, PNC is requiring that the payment date of the $3,000,000 loan made by RBB Bank Aktiengesellschaft ("RBB Bank") to PESI, as evidenced by the letter agreement from PESI to RBB Bank accepted and agreed to by RBB Bank on the 29th day of November, 2000 ("$3 million Agreement"), and the Unsecured Promissory Note in the originally principal sum of $3,000,000, dated November 29, 2000, issued by PESI to RBB Bank ("$3 million Note"), be extended from the (a) earlier of ten business days after the Parent raises $3,000,000 or more through a private placement of capital securities of the Parent to (b) July 1, 2001, and the payment date of the $750,000 loan made by RBB Bank to Chem-Met Services, Inc., a subsidiary of PESI ("Chem-Met"), as evidenced by the letter agreement from PESI to RBB Bank, accepted and agreed to by RBB Bank on July 12, 2000 ("$750,000 Agreement"), and the Unsecured Promissory Note in the original principal sum of $750,000, dated July 14, 2000, issued by Chem-Met to RBB Bank (the "$750,000 Note"), be extended from November 29, 2000 to July 1, 2001. In addition, PNC is required that RBB Bank execute a standstill agreement extending the payment date of both the $3 million Note and the $750,000 Note to July1, 2001.

1. Amendment. As a result thereof and for valuable consideration, the receipt thereof is hereby acknowledged, RBB Bank and Perma-Fix do hereby agreement to amend and modify the $3 million Agreement, $3 million Note, $750,000 Agreement and $750,000 Note, as folllows:

1.1 Section 1.1 of the $3 million Note is hereby amended by deleting the date "April 29, 2001" and substituting in lieu thereof the date of "July 1, 2001."

1.2 Section 1.1 of the $750,000 Note is hereby deleted in its entirety and in lieu thereof reads as follows:

"1.1 PRINCIPAL and INTEREST. The principal amount of this Note and accrued interest thereon shall be payable in full on July 1, 2001".

1.3 The Sections of the $3 million Agreement and the $750,000 Agreement styled "Warrants" and "Common Stock" are hereby deleted in their entirety, and PESI shall have no liability or obligations to issue to RBB Bank any PESI Common Stock pursuant to the terms thereof.

2. Warrants and Common Stock. In order to induce RBB Bank to enter into this letter amendment amending the $3 million Agreement, the $3 million Note, the $750,000 Agreement and the $750,000 Note, PESI agrees to issue to RBB Bank under certain conditions certain Warrants to purchase PESI Common Stock and PESI Common Stocks as follows:

2.1 Warrants.

a. Initial Warrants. Issue to RBB Bank, a certain warrant to purchase up to 300,000 shares of PESI Common Stock, for an exercise price per share of $1,875, with a term of three (3) years from the date of issuance. The form and contents of the warrant shall be as set forth on Exhibit 1 attached hereto, which shall be executed and delivered to RBB Bank by PESI within 15 days from the later of (i) execution of this letter amendment, or (ii) closing of the term loan and revolving working capital loan facilities with PNC by PESI.

b. Additional Warrants. If all principal and accrued interest under the $3 million Note and $750,000 Note is not paid in full or on before December 29, 2000, then PESI shall issue to RBB Bank a warrant, having a term of three (3) years from the date of issuance, providing for the purchase of up to 105,000 shares of PESI Common Stock at an exercise price of the closing bid price of the common stock on that date per share. The terms of the warrant shall be substantially similar to the warrant attached hereto as Exhibit 1.

If all principal and accrued and unpaid interest under the $3 million Note and the $750,000 Note is not paid in full on or before the last day of January, 2001, then PESI shall issue to RBB Bank a warrant, having a term of three (3) years from the date of issuance, providing for the purchase of up to 105,000 shares of PESI Common Stock at an exercise price of the closing bid price of the common stock on that date per share. The form of the warrant shall be substantially similar to the warrant attached hereto as Exhibit 1.

If all principal and accrued and unpaid interest under the $3 million Note and the $750,000 Note is not paid in full on or before the last day of February, 2001, then PESI shall issue to RBB Bank a warrant having a term of three (3) years from the date of issuance, providing for the purchase of up to 105,000 shares of PESI Common Stock at an exercise price of the closing bid price of the common stock on that date per share. The form of the warrant shall be substantially similar to the warrant attached hereto as Exhibit 1.

If all principal and accrued and unpaid interest under the $3 million Note and the $750,000 Note is not paid in full on or before the last day of March, 2001, then PESI shall issue to RBB Bank a warrant, having a term of three (3) years from the date of issuance, providing for the purchase of up to 105,000 shares of PESI Common Stock at an exercise price of the closing bid price of the common stock on that date per share. The form of the warrant shall be substantially similar to the warrant attached hereto as Exhibit 1.

2.2 PESI Common Stock. If all principal and accrued and unpaid interest under the $3 million Note, as amended by this letter, and $750,000 Note, as amended by this letter, is not paid in full on or before April 29, 2001, then PESI shall issue to RBB Bank a certain number of shares of PESI Common Stock, with the number of shares determined by dividing $300,000 by the closing market price of the PESI Common Stock on the NASDAQ on such date if the shares of PESI Common Stock have been traded on the NASDAQ on such date, or on the most recent trading date immediately prior to such date if shares of PESI Common Stock have not been traded on the NASDAQ on such date. If all unpaid principal and accrued and unpaid interest due under the $3 million Note, as amended by this letter, and the $750,000 Note, as amended by this letter, is not paid in full on or before the 29th day of each month thereafter, beginning May 29, 2001, then PESI shall issue to RBB Bank a certain additional number of shares of PESI Common Stock for each such month beginning May 29, 2001, that such unpaid principal and accrued and unpaid interest is not paid in full, with the number of shares to be issued for such month determined by dividing $300,000 by the closing bid price of the PESI Common Stock on the NASDAQ on such 29th day of such month, or on the most recent trading date immediately prior to such 29th date if shares of PESI Common Stock are not traded with NASDAQ on such date.

3. Standstill Agreement. RBB Bank agrees to execute the Standstill Agreement required by PNC which shall provide that the unpaid principal and secured interest on the $3 million Note and the $750,000 Note shall not be paid until July 1, 2001 without the permission of PNC.

4. Full Power and Effect. All of the terms and conditions of $3 million Agreement, $3 million Note, $750,000 Agreement, $750,000 Note, as amended and modified by this letter, shall remain in full force and effect.

5. Miscellaneous.

5.1 Amendment; Waiver. This letter amendment shall not be changed, modified or amended in any respect except by the mutual written agreement of the parties hereto. Any provision of this letter amendment may be waived in writing by the party which is entitled to the benefits thereof. No waiver of any provision of this letter amendment shall be deemed to, or shall constitute a waiver of, any other provision hereof or thereof (whether or not similar), nor shall any such waiver constitute a continuing waiver.

5.2 Binding Effect; Assignment. Except as stated in this Section, neither this letter amendment, nor any rights or obligations hereunder or thereunder, are assignable by RBB Bank. It is understood and acknowledged by PESI that the securities received by RBB Bank hereunder shall be held by RBB Bank as agent for certain of its clients who have provided to RBB Bank the $3,000,000 and the $750,000 described in the $3 million Agreement and the $750,000 Agreement. Therefore, the securities may be proportionately assigned to such clients who qualify as an accredited investor as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

5.3 Governing Law; Litigation Costs. This letter amendment and its validity, construction and performance shall be governed in all respects by the internal laws of the State of Delaware without giving effect to such State's conflicts of laws provisions.

5.4 Counterparts. This letter amendment may be executed in one or more original or facsimile counterparts, each of which shall be deemed an original and all of which shall be considered one and the same agreement, binding on all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart. Upon delivery of an executed counterpart by RBB Bank to PESI, which in turn is executed and delivered by PESI, this letter amendment shall be binding as one original agreement between RBB Bank and PESI.

5.5 Entire Agreement. This letter amendment amends and modifies the $3 million Agreement, the $3 million Note, the $750,000 Agreement and the $750,000 Note, and this letter amendment, the $3 million Agreement, as amended by this letter amendment, the $3 million Note, as amended by this letter amendment, the $750,000 Agreement, as amended by this letter amendment, and the $750,000 Note, as amended by this letter amendment, contains the entire agreement among the parties with respect to the subject matter set forth herein and therein.

5.6 No Third Party Beneficiaries. This letter amendment and the rights, benefits, privileges, interests, duties and obligations contained or referred to herein shall be solely for the benefit of the parties hereto and no third party shall have any rights or benefits hereunder asa third party beneficiary or otherwise hereunder.

5.7 Representations and Warranties. RBB Bank makes the following representations and warranties:

5.7.1 That is owns and has possession of the $3 million Agreement, the $3 million Note, the $750,000 Agreement and the $750,000 Note and has not transferred or disposed of same in any manner;

5.7.2 blank

5.7.3 That it has full rights power and authority to execute and deliver this letter amendment and such is valid, binding and enforceable against it.

PERMA-FIX ENVIRONMENTAL

SERVICES, INC.

By /s/ Louis Centofanti

Dr. Louis F. Centofanti

Chief Executive Officer

Accepted and agreed to by RBB Bank this 29th day of December, 2000.

RBB BANK AKTIENGESELLSCHAFT

By /s/ Herbert Strauss

Herbert Strauss

Managing Director US Equity